March 2025

Pricing Supplement No. 6,862

Registration Statement Nos. 333-275587; 333-275587-01

Dated March 14, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS and prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to the maximum payment at maturity. If the basket has depreciated in value but the final basket value is greater than or equal to the trigger level, investors will receive the stated principal amount of their investment. However, if the basket has depreciated in value so that the final basket value is less than the trigger level, investors will lose a significant portion or all of their investment, resulting in a 1% loss for every 1% decline in the basket closing value over the term of the Trigger PLUS. Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount and could be zero. Accordingly, you may lose your entire investment. The Trigger PLUS are for investors who seek a return based on an equally weighted basket consisting of ten stocks and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature and the limited protection against loss but only if the final basket value is greater than or equal to the trigger level. Investors may lose their entire initial investment in the Trigger PLUS. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	April 5, 2027
Aggregate principal amount:	$1,598,000
Basket:	The table sets forth the Bloomberg ticker symbol for each basket stock, the exchange on which each basket stock is listed and the weighting of each basket stock.
Basket component	Bloomberg ticker symbol*	Exchange	Basket component weighting	Initial basket component value	Multiplier
BlackRock, Inc. common stock (the “BLK Stock”)	BLK	NYSE	10%	$928.70	0.010767740
JPMorgan Chase & Co. common stock (the “JPM Stock”)	JPM	NYSE	10%	$232.44	0.043021855
Salesforce, Inc. common stock (the “CRM Stock”)	CRM	NYSE	10%	$279.40	0.035790981
Gitlab Inc. class A common stock (the “GTLB Stock”)	GTLB	Nasdaq	10%	$52.08	0.192012289
MongoDB, Inc. common stock (the “MDB Stock”)	MDB	Nasdaq	10%	$185.37	0.053946162
Meta Platforms, Inc. class A common stock (the “META Stock”)	META	Nasdaq	10%	$607.60	0.016458196
ServiceNow, Inc. common stock (the “NOW Stock”)	NOW	NYSE	10%	$844.33	0.011843710
Roblox Corporation class A common stock (the “RBLX Stock”)	RBLX	NYSE	10%	$56.51	0.176959830
Spotify Technology S.A. ordinary shares (the “SPOT Stock”)	SPOT	NYSE	10%	$574.79	0.017397658
Atlassian Corporation class A common stock (the “TEAM Stock”)	TEAM	Nasdaq	10%	$218.44	0.045779161
We refer to each of the basket components as a basket stock. *Bloomberg ticker symbols are being provided for reference purposes only.
Payment at maturity per Trigger PLUS:

●If the final basket value is greater than the initial basket value:

$1,000 + leveraged upside payment

In no event will the payment at maturity exceed the maximum payment at maturity.

●If the final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level:

$1,000

●If the final basket value is less than the trigger level:

$1,000 × basket performance factor

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000, and will represent a loss of more than 20%, and possibly all, of your investment.

Maximum payment at maturity:	$1,338.70 per Trigger PLUS (133.87% of the stated principal amount)
Stated principal amount / Issue price:	$1,000 per Trigger PLUS (see “Commissions and issue price” below)
Pricing date:	March 14, 2025
Original issue date:	March 19, 2025 (3 business days after the pricing date)
Valuation date:	March 31, 2027, subject to postponement for non-trading days and certain market disruption events
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$903.50 per Trigger PLUS. See “Investment Summary” on page 3.
Commissions and issue price:	Price to public	Agent’s commissions	Proceeds to us(3)
Per Trigger PLUS	$1,000	$20(1)
	$5(2)		$975
Total	$1,598,000	$39,950	$1,558,050

(1)Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $20 for each Trigger PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5 for each Trigger PLUS.

(3)See “Use of proceeds and hedging” on page 28.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Trigger PLUS” and “Additional Information About the Trigger PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2023  Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Leveraged upside payment:	$1,000 × leverage factor × basket percent change
Leverage factor:	150%
Basket percent change:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Initial basket value:

100, which will be equal to the sum of the products of the initial basket component value of each of the basket components, as set forth under “Basket—Initial basket component value” above, and the applicable multiplier for each of the basket components.

Final basket value:	The basket closing value on the valuation date
Trigger level:	80, which is 80% of the initial basket value
Basket closing value:

The basket closing value on any day is the sum of the products of (i) the basket component closing value of each basket component on such day and (ii) the applicable multiplier for such basket component on such day.

Basket component closing value:	With respect to each basket component, the share closing price of such basket component multiplied by the adjustment factor for such basket component
Multiplier:

The multiplier for each basket component is based on such basket component’s initial basket component value so that each basket component will represent the applicable basket component weighting in the predetermined initial basket value.  Each multiplier will remain constant for the term of the Trigger PLUS.  See “Basket—Multiplier” above.

Adjustment factor:	With respect to each basket component, 1.0, subject to adjustment in the event of certain corporate events affecting such basket component
CUSIP / ISIN:	61778CSS5 / US61778CSS51
Listing:	The Trigger PLUS will not be listed on any securities exchange.

March 2025  Page 2

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027 (the “Trigger PLUS”) can be used:

￭As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket, subject to the maximum payment at maturity;

￭To enhance returns and potentially outperform the basket in a moderately bullish scenario; and

￭To provide limited protection against a loss of principal in the event of a decline of the basket as of the valuation date but only if the final basket value is greater than or equal to the trigger level.

Maturity:	Approximately 2 years
Leverage factor:	150%
Maximum payment at maturity:	$1,338.70 per Trigger PLUS (133.87% of the stated principal amount)
Minimum payment at maturity:	None. You could lose your entire initial investment in the Trigger PLUS.
Trigger level:	80% of the initial basket value
Basket component weightings:	10% for each basket component
Coupon:	None
Listing:	The Trigger PLUS will not be listed on any securities exchange

The original issue price of each Trigger PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date is less than $1,000. We estimate that the value of each Trigger PLUS on the pricing date is $903.50.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor, the trigger level and the maximum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

March 2025  Page 3

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer leveraged exposure to positive performance of the basket, subject to the maximum payment at maturity. In exchange for the leverage feature, investors are exposed to the risk of loss of a significant portion or all of their investment due to the trigger feature. At maturity, investors will receive an amount in cash based upon the basket closing value on the valuation date, subject to the maximum payment at maturity. Investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to our credit risk.

Leveraged Performance Up to a Cap	The Trigger PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the basket, subject to the maximum payment at maturity.
Trigger Feature

At maturity, even if the basket closing value has declined over the term of the Trigger PLUS, investors will receive the stated principal amount but only if the final basket value is greater than or equal to the trigger level.

Upside Scenario

The final basket value is greater than the initial basket value, and, at maturity, investors receive the stated principal amount of $1,000 plus 150% of the increase in the basket closing value, subject to the maximum payment at maturity of $1,338.70 per Trigger PLUS (133.87% of the stated principal amount).

Par Scenario

The final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level. In this case, investors receive the stated principal amount of $1,000 at maturity even though the basket closing value has declined.

Downside Scenario

The final basket value is less than the trigger level. In this case, the Trigger PLUS redeem for at least 20% less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in the basket closing value over the term of the Trigger PLUS. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

March 2025  Page 4

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Trigger PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Trigger PLUS based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Leverage factor:	150%
Trigger level:	80% of the initial basket value
Maximum payment at maturity:	$1,338.70 per Trigger PLUS (133.87% of the stated principal amount)
Minimum payment at maturity:	None

Trigger PLUS Payoff Diagram

The Trigger PLUS
The Basket
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Payment at Maturity on the Trigger PLUS
$1,338.70 Maximum Payment at Maturity
PLUS Zone
$1,000 Stated Principal Amount
Trigger Zone
22.58%
-100%
-80%
-60%
-40%
-20%
0%
20%
60%
80%
100%
Percentage Change in the Basket Closing Value

See the next page for a description of how the Trigger PLUS work.

March 2025  Page 5

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How it works

￭Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 150% of the appreciation of the basket over the term of the Trigger PLUS, subject to the maximum payment at maturity. Under the terms of the Trigger PLUS, investors will realize the maximum payment at maturity of $1,338.70 per Trigger PLUS (133.87% of the stated principal amount) at a final basket value of 122.58% of the initial basket value.

￭If the basket appreciates 5%, investors will receive a 7.50% return, or $1,075 per Trigger PLUS.

￭If the basket appreciates 80%, investors will receive only the maximum payment at maturity of $1,338.70 per Trigger PLUS, or 133.87% of the stated principal amount.

￭Par Scenario. If the final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level, investors will receive the $1,000 stated principal amount.

￭If the basket depreciates 10%, investors will receive the $1,000 stated principal amount.

￭Downside Scenario. If the final basket value is less than the trigger level, investors will receive an amount that is significantly less than the $1,000 stated principal amount, based on a 1% loss of principal for each 1% decline in the basket closing value. Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount per Trigger PLUS. There is no minimum payment at maturity on the Trigger PLUS.

￭If the basket depreciates 70%, investors will lose 70% of the stated principal amount and receive only $300 per Trigger PLUS at maturity, or 30% of the stated principal amount.

March 2025  Page 6

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to an Investment in the Trigger PLUS

￭The Trigger PLUS do not pay interest or guarantee return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee payment of any principal at maturity. If the final basket value is less than the trigger level (which is 80% of the initial basket value), the payout at maturity will be an amount in cash that is at least 20% less than the $1,000 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full decline in the basket closing value over the term of the Trigger PLUS. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

￭The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity. The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity of $1,338.70 per Trigger PLUS, or 133.87% of the stated principal amount. Although the leverage factor provides 150% exposure to any increase in the final basket value over the initial basket value, because the payment at maturity will be limited to 133.87% of the stated principal amount for the Trigger PLUS, any increase in the final basket value over the initial basket value by more than 22.58% of the initial basket value will not further increase the return on the Trigger PLUS.

￭The market price of the Trigger PLUS will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market. Some factors that may influence the value of the Trigger PLUS include:

othe trading price, volatility (frequency and magnitude of changes in price) and relative performance of each of the basket components,

odividend yield, if any, of each of the basket components,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or equities markets generally and which may affect the final basket value,

othe time remaining until the Trigger PLUS mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting a particular basket component that may or may not require an adjustment to the relevant adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the Trigger PLUS will be affected by the other factors described above. The share closing prices of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Historical Information” below. The class A common stock of Gitlab Inc. began trading on October 13, 2021 and therefore has limited historical performance. The class A common stock of Roblox Corporation began trading on March 10, 2021 and therefore has limited historical performance. The class A common stock of Atlassian Corporation began trading on October 3, 2022 and therefore has limited historical performance. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

￭The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any

March 2025  Page 7

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Trigger PLUS is not linked to the basket closing value at any time other than the valuation date. The final basket value will be determined on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the value of the basket appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the value of the basket prior to such drop. Although the actual value of the basket on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than the final basket value, the payment at maturity will be based solely on the value of the basket on the valuation date.

￭Investing in the Trigger PLUS is not equivalent to investing in the basket components. Investing in the Trigger PLUS is not equivalent to investing in the basket components. Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any basket component.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Trigger PLUS will be influenced by many unpredictable factors” above.

￭The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Trigger PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. will determine the initial basket component values, the multipliers, the trigger level, the final basket value, including whether the basket closing value has decreased to below the trigger level, the basket percent change, what adjustments should be made, if any, to the adjustment factor for a basket stock to reflect certain corporate and other events, whether a market disruption event has occurred and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, the calculation of the basket component closing values in the event of a market disruption event and any adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Antidilution Adjustments,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Trigger PLUS (and possibly to other instruments linked to the basket components), including trading in the basket components and in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the basket components and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values, and, therefore, could increase prices at or above which the basket components must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS. Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the basket component closing values on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any.

￭The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. There is no direct legal authority regarding the proper U.S. federal tax treatment of the Trigger PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Trigger PLUS are uncertain, and the IRS or a court might not agree with the tax treatment of a Trigger PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the Trigger PLUS, the tax consequences of the ownership and disposition of the Trigger PLUS, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the Trigger PLUS, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Basket Components

￭Changes in the value of one or more of the basket components may offset each other. Value movements in the basket components may not correlate with each other. At a time when one or more basket components increase, the values of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the valuation date, an increase in the value(s) of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the values of other basket components.

￭Basket stock prices can be volatile. The trading prices of stocks can be volatile. Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the share closing prices of the basket stocks on the valuation date and the overall performance of the basket stocks at any other point over the term of the Trigger PLUS.

￭There are risks associated with investments in securities linked to the value of equity securities issued by a foreign company. The ordinary shares of Spotify Technology S.A. are issued by a foreign company. Investments in securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

￭We are not affiliated with the issuers of the basket stocks. We are not affiliated with any of the issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the adjustment factors of the basket stocks. The issuers of the basket stocks have no obligation to consider your interests

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Principal at Risk Securities

as an investor in the Trigger PLUS in taking any corporate actions that might affect the value of your Trigger PLUS. None of the money you pay for the Trigger PLUS will go to the issuers of the basket stocks.

￭We may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests. We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries, or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published, and in the future may publish, research reports with respect to the basket stocks. These research reports may or may not recommend that investors buy or hold the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

￭The share closing prices of the basket stocks may come to be based on the value of the stock of companies other than the issuers of the basket stocks. Following certain corporate events relating to a basket stock, such as a stock-for-stock merger where the basket stock is not the surviving entity, you will receive at maturity an amount based on the share closing price of the stock of a successor corporation to the issuer of the basket stock. Following certain other corporate events relating to a basket stock, such as a merger event where holders of the basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, the value of such cash consideration will be reallocated to the other, unaffected basket stock. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of the accompanying product supplement called “Description of PLUS—Antidilution Adjustments.” You should read that section in order to understand these and other adjustments that may be made to your Trigger PLUS.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the Trigger PLUS. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Trigger PLUS or the basket stocks, or engaging in transactions therein, and any such action could adversely affect the value of basket stocks or the Trigger PLUS. These regulatory actions could result in restrictions on the Trigger PLUS and could result in the loss of a significant portion or all of your initial investment in the Trigger PLUS, including if you are forced to divest the Trigger PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the Trigger PLUS has declined.

￭The adjustments to the adjustment factors the calculation agent is required to make do not cover every corporate event that can affect the basket stocks. MS & Co., as calculation agent, will adjust the adjustment factor for a basket stock for certain events affecting such basket stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of such basket stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for such basket stock. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the Trigger PLUS and your return on the Trigger PLUS may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the Trigger PLUS.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Basket Components Overview

BlackRock, Inc. BlackRock, Inc. is an investment management firm that provides a range of investment and technology services to institutional and retail clients worldwide. The BLK Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by BlackRock, Inc. pursuant to the Exchange Act can be located by reference to the Commission file number 001-42297 through the Commission’s website at www.sec.gov.

JPMorgan Chase & Co. JPMorgan Chase & Co. is a global financial services firm. The JPM Stock is registered under the Exchange Act. Information provided to or filed with the Commission by JPMorgan Chase & Co. pursuant to the Exchange Act can be located by reference to the Commission file number 001-05805 through the Commission’s website at www.sec.gov.

Salesforce, Inc. Salesforce, Inc. is a provider of enterprise cloud computing solutions. The CRM Stock is registered under the Exchange Act. Information provided to or filed with the Commission by Salesforce, Inc. pursuant to the Exchange Act can be located by reference to the Commission file number 001-32224 through the Commission’s website at www.sec.gov.

Gitlab Inc. GitLab Inc. is a technology company that offers a single application that brings together development, operations, IT, security and business teams. The class A common stock of Gitlab Inc. began trading on October 13, 2021 and therefore has limited historical performance. The GTLB Stock is registered under the Exchange Act. Information provided to or filed with the Commission by GitLab Inc. pursuant to the Exchange Act can be located by reference to the Commission file number 001-40895 through the Commission’s website at www.sec.gov.

MongoDB, Inc. MongoDB, Inc. is a software and data platform company. The MDB Stock is registered under the Exchange Act. Information provided to or filed with the Commission by MongoDB, Inc. pursuant to the Exchange Act can be located by reference to the Commission file number 001-38240 through the Commission’s website at www.sec.gov.

Meta Platforms, Inc. Meta Platforms, Inc. (formerly known as Facebook, Inc.) is a social media and technology company that enables people to connect and share with friends and family through mobile devices, personal computers, virtual reality headsets and in-home devices. On June 9, 2022, the class A common stock of Meta Platforms, Inc., formerly trading under the ticker symbol “FB,” began trading under the ticker symbol “META.” The META Stock is registered under the Exchange Act. Information provided to or filed with the Commission by Meta Platforms, Inc. pursuant to the Exchange Act can be located by reference to the Commission file number 001-35551 through the Commission’s website at www.sec.gov.

ServiceNow, Inc. ServiceNow, Inc. is a workflow automation platform. The NOW Stock is registered under the Exchange Act. Information provided to or filed with the Commission by ServiceNow, Inc. pursuant to the Exchange Act can be located by reference to the Commission file number 001-35580 through the Commission’s website at www.sec.gov.

Roblox Corporation. Roblox Corporation develops and operates an online gaming entertainment platform. The class A common stock of Roblox Corporation began trading on March 10, 2021 and therefore has limited historical performance. The RBLX Stock is registered under the Exchange Act. Information provided to or filed with the Commission by Roblox Corporation pursuant to the Exchange Act can be located by reference to the Commission file number 001-04321 through the Commission’s website at www.sec.gov.

Spotify Technology S.A. Spotify Technology S.A. is an audio streaming subscription service. The SPOT Stock is registered under the Exchange Act. Information provided to or filed with the Commission by Spotify Technology S.A. pursuant to the Exchange Act can be located by reference to the Commission file number 001-38438 through the Commission’s website at www.sec.gov.

Atlassian Corporation. Atlassian Corporation is a global technology company with a platform and data model designed to enhance team organizational management. Atlassian Corporation is the successor parent entity to Atlassian Corporation Plc, which was a public limited company incorporated under the laws of England and Wales. The class A common stock of Atlassian Corporation began trading on October 3, 2022 and therefore has limited historical performance. The TEAM Stock is registered under the Exchange Act. Information provided to or filed with the Commission by Atlassian Corporation pursuant to the Exchange Act can be located by reference to the Commission file number 001-37651 through the Commission’s website at www.sec.gov.

Information regarding each basket component may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor any of our affiliates makes any representation that such publicly available documents or any other publicly available information regarding the issuer of any basket component is accurate or complete.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Neither we nor any of our affiliates makes any representation to you as to the performance of any of the basket components or the basket as a whole.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Information as of market close on March 14, 2025:

Basket Component Information as of March 14, 2025
Basket Component	Bloomberg Ticker Symbol	Current Basket Component Value	52 Weeks Ago	52-Week High	52-Week Low
BLK Stock	BLK	$928.70	$808.80	(on 1/31/2025): $1,075.50	(on 4/18/2024): $747.30
JPM Stock	JPM	$232.44	$187.97	(on 2/18/2025): $279.95	(on 4/17/2024): $180.08
CRM Stock	CRM	$279.40	$303.32	(on 12/4/2024): $367.87	(on 5/30/2024): $218.01
GTLB Stock	GTLB	$52.08	$54.77	(on 2/5/2025): $73.14	(on 8/8/2024): $40.84
MDB Stock	MDB	$185.37	$368.94	(on 4/26/2024): $383.80	(on 3/10/2025): $180.32
META Stock	META	$607.60	$491.83	(on 2/14/2025): $736.67	(on 4/30/2024): $430.17
NOW Stock	NOW	$844.33	$779.49	(on 1/28/2025): $1,170.39	(on 5/30/2024): $643.29
RBLX Stock	RBLX	$56.51	$40.65	(on 2/5/2025): $75.47	(on 5/9/2024): $30.42
SPOT Stock	SPOT	$574.79	$257.13	(on 2/13/2025): $648.32	(on 3/19/2024): $252.76
TEAM Stock	TEAM	$218.44	$202.70	(on 2/10/2025): $322.94	(on 8/7/2024): $137.41

The following graph is calculated based on an initial basket value of 100 on October 3, 2022 (assuming that each basket component is weighted as described in “Basket” on the cover page) and illustrates the effect of the offset and/or correlation among the basket components during such period. The GTLB Stock began trading on October 13, 2021 and therefore has limited historical performance. The RBLX Stock began trading on March 10, 2021 and therefore has limited historical performance. The TEAM Stock began trading on October 3, 2022 and therefore has limited historical performance. The graph does not take into account the terms of the Trigger PLUS, nor does it attempt to show in any way your expected return on an investment in the Trigger PLUS. The historical performance of the basket should not be taken as an indication of the basket’s future performance.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Basket Historical Performance October 3, 2022 to March 14, 2025

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Principal at Risk Securities

Historical Information

The following graphs set forth the daily share closing prices of each of the basket components for the period from January 1, 2020 through March 14, 2025. Historical information for the class A common stock of Gitlab Inc. is presented for the period from October 13, 2021 through March 14, 2025, historical information for the class A common stock of Roblox Corporation is presented from the period of March 10, 2021 through March 14, 2025, and historical information for the class A common stock of Atlassian Corporation is presented from the period of October 3, 2022 through March 14, 2025. The related tables set forth the published high and low share closing prices of, as well as dividends on, each of the basket components for each quarter from January 1, 2022 through March 14, 2025. We obtained the information in the graphs and tables below from Bloomberg Financial Markets, without independent verification. The historical performance of the basket components should not be taken as an indication of their future performance, and no assurance can be given as to the share closing price of any basket component at any time, including on the valuation date. Investors in the Trigger PLUS will not be entitled to receive dividends paid on any of the basket components.

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Principal at Risk Securities

Common Stock of BlackRock, Inc. Daily Share Closing Prices January 1, 2020 to March 14, 2025

Common Stock of BlackRock, Inc. (CUSIP 09247X101)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	917.22	662.87	4.88
Second Quarter	782.23	582.26	4.88
Third Quarter	757.07	550.28	4.88
Fourth Quarter	774.75	531.10	4.88
2023
First Quarter	770.73	625.77	5.00
Second Quarter	711.19	629.18	5.00
Third Quarter	756.58	643.39	5.00
Fourth Quarter	819.00	598.08	5.00
2024
First Quarter	842.06	774.31	5.10
Second Quarter	826.77	747.30	5.10
Third Quarter	949.51	782.27	5.10
Fourth Quarter	1,065.26	934.02	5.10
2025
First Quarter (through March 14, 2025)	1,075.50	900.46	-

We make no representation as to the amount of dividends, if any, that BlackRock, Inc. may pay in the future. In any event, as an investor in the Trigger PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of BlackRock, Inc.

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Principal at Risk Securities

Common Stock of JPMorgan Chase & Co. Daily Share Closing Prices January 1, 2020 to March 14, 2025

Common Stock of JPMorgan Chase & Co. (CUSIP 46625H100)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	168.44	128.30	1.00
Second Quarter	135.91	112.61	1.00
Third Quarter	123.63	104.50	1.00
Fourth Quarter	138.18	101.96	1.00
2023
First Quarter	143.80	124.91	1.00
Second Quarter	145.44	127.47	1.00
Third Quarter	158.00	143.21	1.00
Fourth Quarter	170.30	135.69	1.05
2024
First Quarter	200.30	167.09	1.05
Second Quarter	204.79	180.08	1.15
Third Quarter	224.80	194.90	1.15
Fourth Quarter	250.29	205.23	1.25
2025
First Quarter (through March 14, 2025)	279.95	225.19	1.25

We make no representation as to the amount of dividends, if any, that JPMorgan Chase & Co. may pay in the future. In any event, as an investor in the Trigger PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of JPMorgan Chase & Co.

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Principal at Risk Securities

Common Stock of Salesforce, Inc. Daily Share Closing Prices January 1, 2020 to March 14, 2025

Common Stock of Salesforce, Inc. (CUSIP 79466L302)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	255.46	190.54	-
Second Quarter	218.85	155.60	-
Third Quarter	191.27	143.84	-
Fourth Quarter	165.27	128.27	-
2023
First Quarter	199.78	132.59	-
Second Quarter	223.38	188.89	-
Third Quarter	234.37	202.49	-
Fourth Quarter	267.25	196.25	-
2024
First Quarter	316.88	251.12	0.40
Second Quarter	304.74	218.01	0.40
Third Quarter	276.64	238.42	0.40
Fourth Quarter	367.87	270.87	0.40
2025
First Quarter (through March 14, 2025)	359.95	271.74	-

We make no representation as to the amount of dividends, if any, that Salesforce, Inc. may pay in the future. In any event, as an investor in the Trigger PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Salesforce, Inc.

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Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Class A Common Stock of Gitlab Inc. Daily Share Closing Prices October 13, 2021* to March 14, 2025

* The GTLB Stock began trading on October 13, 2021 and therefore has limited historical performance

Class A Common Stock of Gitlab Inc. (CUSIP 37637K108)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	87.00	33.10	-
Second Quarter	58.92	34.48	-
Third Quarter	69.94	47.32	-
Fourth Quarter	56.76	34.22	-
2023
First Quarter	58.57	33.01	-
Second Quarter	53.44	26.77	-
Third Quarter	54.12	42.15	-
Fourth Quarter	64.80	41.27	-
2024
First Quarter	77.60	53.42	-
Second Quarter	59.53	42.90	-
Third Quarter	56.20	40.84	-
Fourth Quarter	67.19	48.76	-
2025
First Quarter (through March 14, 2025)	73.14	49.98	-

We make no representation as to the amount of dividends, if any, that Gitlab Inc. may pay in the future. In any event, as an investor in the Trigger PLUS, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Gitlab Inc.

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Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of MongoDB, Inc. Daily Share Closing Prices January 1, 2020 to March 14, 2025

Common Stock of MongoDB, Inc. (CUSIP 60937P106)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	529.35	279.98	-
Second Quarter	458.60	223.61	-
Third Quarter	380.31	189.69	-
Fourth Quarter	210.65	137.35	-
2023
First Quarter	245.86	169.82	-
Second Quarter	410.99	211.52	-
Third Quarter	431.21	325.30	-
Fourth Quarter	435.23	327.33	-
2024
First Quarter	500.90	353.55	-
Second Quarter	383.80	218.18	-
Third Quarter	296.69	221.50	-
Fourth Quarter	350.13	232.81	-
2025
First Quarter (through March 14, 2025)	298.52	180.32	-

We make no representation as to the amount of dividends, if any, that MongoDB, Inc. may pay in the future. In any event, as an investor in the Trigger PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of MongoDB, Inc.

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Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Class A Common Stock of Meta Platforms, Inc. Daily Share Closing Prices January 1, 2020 to March 14, 2025

Class A Common Stock of Meta Platforms, Inc. (CUSIP 30303M102)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	338.54	186.63	-
Second Quarter	233.89	155.85	-
Third Quarter	183.17	134.40	-
Fourth Quarter	140.28	88.91	-
2023
First Quarter	211.94	120.34	-
Second Quarter	288.73	207.55	-
Third Quarter	325.48	283.25	-
Fourth Quarter	358.32	288.35	-
2024
First Quarter	512.19	344.47	0.50
Second Quarter	527.34	430.17	0.50
Third Quarter	572.44	453.41	0.50
Fourth Quarter	632.68	554.08	0.50
2025
First Quarter (through March 14, 2025)	736.67	585.51	-

We make no representation as to the amount of dividends, if any, that Meta Platforms, Inc. may pay in the future. In any event, as an investor in the Trigger PLUS, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Meta Platforms, Inc.

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Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of ServiceNow, Inc. Daily Share Closing Prices January 1, 2020 to March 14, 2025

Common Stock of ServiceNow, Inc. (CUSIP 81762P102)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	649.11	484.42	-
Second Quarter	574.82	412.25	-
Third Quarter	516.20	370.10	-
Fourth Quarter	425.60	341.76	-
2023
First Quarter	491.27	366.32	-
Second Quarter	574.37	430.51	-
Third Quarter	605.94	541.50	-
Fourth Quarter	716.48	530.17	-
2024
First Quarter	812.94	671.87	-
Second Quarter	786.67	643.29	-
Third Quarter	937.36	730.87	-
Fourth Quarter	1,148.42	867.18	-
2025
First Quarter (through March 14, 2025)	1,170.39	783.83	-

We make no representation as to the amount of dividends, if any, that ServiceNow, Inc. may pay in the future. In any event, as an investor in the Trigger PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of ServiceNow, Inc.

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Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Class A Common Stock of Roblox Corporation Daily Share Closing Prices March 10, 2021* to March 14, 2025

* The RBLX Stock began trading on March 10, 2021 and therefore has limited historical performance.

Class A Common Stock of Roblox Corporation (CUSIP 771049103)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	98.81	36.68	-
Second Quarter	50.02	23.19	-
Third Quarter	51.15	35.07	-
Fourth Quarter	46.50	26.16	-
2023
First Quarter	45.33	27.85	-
Second Quarter	46.43	34.23	-
Third Quarter	45.54	25.31	-
Fourth Quarter	46.85	28.42	-
2024
First Quarter	44.87	36.20	-
Second Quarter	40.54	30.42	-
Third Quarter	47.64	36.18	-
Fourth Quarter	61.45	39.86	-
2025
First Quarter (through March 14, 2025)	75.47	53.77	-

We make no representation as to the amount of dividends, if any, that Roblox Corporation may pay in the future. In any event, as an investor in the Trigger PLUS, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Roblox Corporation.

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Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Ordinary Shares of Spotify Technology S.A. Daily Share Closing Prices January 1, 2020 to March 14, 2025

Ordinary Shares of Spotify Technology S.A. (CUSIP L8681T102)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	244.16	119.47	-
Second Quarter	158.84	91.94	-
Third Quarter	123.63	86.30	-
Fourth Quarter	97.05	71.05	-
2023
First Quarter	133.62	78.95	-
Second Quarter	160.57	130.92	-
Third Quarter	179.84	131.57	-
Fourth Quarter	199.49	148.92	-
2024
First Quarter	270.35	187.91	-
Second Quarter	326.68	266.43	-
Third Quarter	383.96	290.16	-
Fourth Quarter	502.38	362.95	-
2025
First Quarter (through March 14, 2025)	648.32	447.38	-

We make no representation as to the amount of dividends, if any, that Spotify Technology S.A. may pay in the future. In any event, as an investor in the Trigger PLUS, you will not be entitled to receive dividends, if any, that may be payable on the ordinary shares of Spotify Technology S.A.

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of Atlassian Corporation Daily Share Closing Prices October 3, 2022* to March 14, 2025

* The TEAM Stock began trading on October 3, 2022 and therefore has limited historical performance.

Class A Common Stock of Atlassian Corporation (CUSIP 049468101)	High ($)	Low ($)	Dividends ($)
2022
Third Quarter (beginning October 3, 2022)	289.36	184.98	-
Fourth Quarter	242.46	116.34	-
2023
First Quarter	187.36	119.97	-
Second Quarter	184.00	130.01	-
Third Quarter	214.03	165.84	-
Fourth Quarter	245.05	170.84	-
2024
First Quarter	257.43	192.00	-
Second Quarter	214.65	153.18	-
Third Quarter	187.32	137.41	-
Fourth Quarter	287.50	160.24	-
2025
First Quarter (through March 14, 2025)	322.94	208.00	-

We make no representation as to the amount of dividends, if any, that Atlassian Corporation may pay in the future. In any event, as an investor in the Trigger PLUS, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Atlassian Corporation.

March 2025  Page 25

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Trigger PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Postponement of maturity date:

If the scheduled valuation date is not a trading day with respect to any basket component or if a market disruption event with respect to any basket component occurs on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the second business day following the valuation date as postponed, by which date the basket component closing value of each basket component has been determined.

Basket component:	The accompanying product supplement refers to each basket component as an “underlying stock” or a “basket stock.”
Denominations:	$1,000 per Trigger PLUS and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Trigger PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Trigger PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the valuation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, if any, with respect to the Trigger PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due, if any, to the trustee for delivery to the depositary, as holder of the Trigger PLUS, on the maturity date.

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Trigger PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a Trigger PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Such gain or loss should be long-term capital gain or loss if the investor has held the Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the Trigger PLUS. An alternative characterization of the Trigger PLUS could materially and adversely affect the tax consequences of ownership and disposition of the Trigger PLUS, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the Trigger PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Trigger PLUS.

March 2025  Page 27

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Use of proceeds and hedging:

The proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Trigger PLUS borne by you and described on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Trigger PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Trigger PLUS by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the basket components, in futures and/or options contracts on the basket components or in any other securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial basket component values, and, therefore, could increase prices at or above which the basket components must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the basket components, futures or options contracts on the basket components or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the basket component closing values, and, therefore, adversely affect the value of the Trigger PLUS or the payment you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the PLUS through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $20 for each Trigger PLUS they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5 for each PLUS. The costs included in the original issue price of the Trigger PLUS will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Validity of the Trigger PLUS:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the Trigger PLUS offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such Trigger PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the Trigger PLUS and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the

March 2025  Page 28

Morgan Stanley Finance LLC

Trigger PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due April 5, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for PLUS and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for PLUS dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for PLUS or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

March 2025  Page 29